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EN POINTE TECHNOLOGIES, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
EXHIBIT 11


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
                                               Three Months ended   Six Months ended
BASIC                                               March 31,           March 31,
                                               ------------------   ----------------
(in thousands, except per share data)             1998   1997        1998     1997
                                               -------------------------------------
Net income                                        $209    $1,324     $1,348   $2,511
                                                 -----     -----      -----    -----
                                                 -----     -----      -----    -----
Basis for computation of basic earnings
per common:

Beginning balance of shares outstanding          5,855     5,665      5,779    5,665

Weighted average number of shares
issued during the period                             7         2         73        2


                                                 -----     -----      -----    -----
Total weighted shares outstanding during period  5,862     5,667      5,852    5,667
                                                 -----     -----      -----    -----
                                                 -----     -----      -----    -----
Earnings per share                               $0.04     $0.23      $0.23    $0.44
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                                               Three Months ended   Six Months ended
             DILUTED                                March 31,           March 31,
                                               ------------------   ----------------
(in thousands, except per share data)             1998   1997        1998     1997
                                               -------------------------------------
Net income                                        $209    $1,324     $1,348   $2,511
                                                 -----     -----      -----    -----
                                                 -----     -----      -----    -----

Basis for computation of diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                        5,862     5,667      5,852    5,667

Weighted average (incremental) common
share equivalents after considering the
effects of options and warrants , exercised
and canceled during the period and after
assumed repurchase of treasury shares               80       150        183      140
                                                 -----     -----      -----    -----
Total weighted shares                            5,942     5,817      6,035    5,807
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Earnings per share                               $0.04     $0.23      $0.22    $0.43
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